Exhibit 3.1(ii)

SECONDTHIRD AMENDED AND RESTATED BYLAWS OF
MITCHAM INDUSTRIES, INC.
June 2, 2003 JULY 27, 2010
ARTICLE I
Offices and Agent Identification and Offices

SECTION 1. Name. The name of the corporation is Mitcham Industries, Inc. (the “Corporation”).

SECTION 2. Offices. The Corporation may have such offices, either within or without the State of Texas, as the board of directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may require from time to time. The registered office of the Corporation required by the Texas Business Corporation ActOrganizations Code (the “TBCATBOC”) to be maintained in the State of Texas may be, but need not be, identical with the principal office of the Corporation in the State of Texas, as designated by the Board of Directors. The address of the registered office or the identity of the registered agent may be changed from time to time by the Board of Directors, pursuant to the provisions of the TBCATBOC.

ARTICLE II
Shareholders

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shallis not be held on the day designated for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holder(s) of not less than 10% of the outstanding shares of the Corporation entitled to vote at the meeting. Other than procedural matters, the business transacted at all special meetings shall be confined to the purposes stated in the notice thereof.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting called byof the shareholders. The Board of Directors may determine that any meeting may be held by means of remote communication in accordance with TBOC requirements for notice and alternative forms of meetings. If no designation is made, or if a special meeting beis called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Texas.

SECTION 4. Notice of Meeting. Written or printed noticeNotice stating the place, day and hour of theany meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice may be given in person, by electronic transmission (on consent of the shareholder and in the form of electronic transmission specified by the shareholder) or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If electronically transmitted, notice shall be deemed provided when the notice is (a) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (b) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (c) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (d) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder. If a meeting is held by means of remote communication, notice shall include information on how to access the list of shareholders entitled to vote at the meeting.

SECTION 5. Closing of Transfer Records and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days. If the stock transfer books shall beare closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 6. Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section 5 of this Article II, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the TBCATBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the Chief Executive Officer. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBCATBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten daysnot later than the 11th day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address, the type of shares and the number of shares held by each, which list, for a period of ten[ days prior to such meeting],. The list shall be kept on file at the registered office or the principal place of business of the Corporation for a period of 10[ days prior to such meeting], and shall be subject to inspection by any shareholder at any time during usual business hours. Instead of being kept on file, the voting list may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of meeting. If the list is made accessible electronically, the Corporation shall take reasonable measures to ensure the information is only accessible to shareholders. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. If a meeting of the shareholders is held by means of remote communication, the voting list shall be made open to inspection by a shareholder on a reasonably accessible electronic network. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 8. Quorum. AThe holders of the majority of the outstanding shares of the Corporation entitled to vote, and represented in person or by proxy (counting for all such purposes all abstentions and broker non-votes), shall constitute a quorum at a meeting of shareholders unless otherwise provided in the Articles of Incorporation of the Corporation, as same may be amended from time to time (the “Articles of Incorporation”). If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any reconvened meeting at which a quorum shall beis present or represented, any business may be transacted that might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. A telegram, telex, cablegram or similarsimilarly reliable electronic transmission by the shareholder or his duly authorized attorney in fact, or a photographic, photostatic, facsimile or similarsimilarly reliable reproduction of a writing executed by the shareholder or his duly authorized. attorney in fact shall be treated as an execution in writing for purposes of this section. Any electronic proxy transmission shall contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares subject to the proxy, (c) a creditor of the corporation who extends its credit under terms requiring the appointment, (d) an employee of the corporation whose employment contract requires the appointment, or (e) a party to a voting agreement or shareholder’s agreement created under the TBCATBOC. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

SECTION 10. Voting of Shares.

(a) Except as otherwise provided by the TBCATBOC, and unless otherwise expressly provided in the Articles of Incorporation or in any resolution of the Board of Directors adopted with regard to a class or series of preferred stock authorized by the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

(b) With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Articles of Incorporation or The Nasdaq Stock Market LLC, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, or expressly abstained with respect to, the matter at a meeting at which a quorum is present; provided that, for purposes of this sentence, abstentions and broker non-votes shall not be counted as voted either for or against such matter.

(c) Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Withholding votes, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at a meeting at which directors are nominated for election but otherwise will have no effect on the election of a director nominee.

SECTION 11. Actions Without a Meeting. Any action required or permitted by the TBCATBOC to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were presented and voted. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similarsimilarly reliable means of visual data transmission.

Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or principal executive officer of the Corporation.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

SECTION 12. Telephone Meetings. Subject to the provisions required by the TBCA for notice of meetings, meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other. and Remote Communication Meetings. Subject to the TBOC requirements for notice and alternative forms of meetings, meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment, including videoconferencing technology or the internet, whereby all persons participating in the meeting can hear and speak to each other.

SECTION 13. [Notice of Business by Shareholders. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 13. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than [70] days nor more than [100] days prior to the meeting; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (c) the number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 13. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or any successor provision).]

SECTION 14. [Notice of Director Nominees by Shareholders. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than [70] days nor more than [100] days prior to the meeting; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these Amended and Restated Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.]

ARTICLE III
Board of Directors

SECTION 1. General Power. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee.

SECTION 2. Number, Tenure and Qualifications. Upon resolution of the Board of Directors, the number of directors may be increased or decreased, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of the shareholders, unless earlier removed, and until his successor shall have been duly elected and qualified, unless such director resigns or becomes disqualified or disabled. A director need not be a resident of the State of Texas or a shareholder of the Corporation.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this bylawSection 3 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, or through remote communication, for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or a majority of the elected and acting directors from time to time. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, or through remote communication, as the place for holding any special meeting called by them.

SECTION 5. Notice. Written notice of any special meeting of the Board of Directors shall be delivered personally to each director or by mail or telegram, telex, telecopy or similarsimilarly reliable means of visual data transmission to each director at his business address, in all cases at least one day prior to such meeting. Notice may be provided by electronic transmission on consent of the director and in the electronic form specified by such director. If mailed, such notice shall be deemed to be delivered two days after such notice has been deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, telex, telecopy or similar means of visual data transmission, such notice shall be deemed to be delivered when transmitted for delivery to the recipient at such addresselectronically transmitted, notice shall be deemed provided when the notice is (a) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (b) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (c) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (d) communicated to the director by any other form of electronic transmission consented to by the director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting.

(a) Actions at a Meeting. Except as provided in Paragraph (b) of this Section 7, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation.

(b) Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy, or similarsimilarly reliable means of visual data transmission.

(c) Telephone and Remote Communication Meetings. Subject to the provisions required by the TBCATBOC for notice and alternative forms of meetings, meetings of the Board of Directors of the Corporation or any committee may be conducted by means of conference telephone or similar communications equipment, including videoconferencing or internet, whereby all persons participating in the meeting can hear and speak to each other.

SECTION 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of (a) the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose, or (b) a majority of the remaining directors though less than a quorum of the Board of Directors. A person elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

A vacancy shall be deemed to exist by reason of the death or resignation of the person elected, or upon the failure of shareholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of Section 9 of this Article III.

A directorship to be filled by reason of an increase in the number of directors may be filled by (a) the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose or (b) the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

SECTION 9. Removal. At any meeting of shareholders called expressly for the purpose of removal, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Removal of directors with or without cause may also be accomplished by unanimous written consent of the shareholders without a meeting. In case the entire board or any one or more of the directors are so removed, new directors may be elected at the same meeting, or by the same written consent, for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired term of the directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

SECTION 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 12. Executive and Other Committees. There may be established an Executive Committee, and one or more other committees, composed of one or more directors designated by resolution adopted by a majority of the full number of directors of the Board of Directors as fixed in accordance with Section 2 of this Article III. The Executive Committee or such other committees may meet at stated times, or on notice to all members by any one member. Vacancies in the membership of the Executive Committee or such other committees shall be filled by a majority vote of the full number of directors on the Board of Directors at a regular meeting or at a special meeting called for that purpose. During the intervals between meetings of the Board, the Executive Committee, if it shall have been established, may advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may be directed to delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee or such other committees the authority to exercise all the powersSubject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by the TBOC, any such committee shall have and may exercise such powers and authority of the Board of Directors, except the power to declare dividends or to in the management of the business and affairs of the Corporation as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, or as permitted by applicable law, including, without limitation, the power and authority to (a) authorize a distribution and (b) authorize the issuance of shares of the Corporation, and where action of the full Board of Directors is required by the TBCA. The designation of and delegation of power to the Executive Committee shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors cannot be delegated to a committee thereof under applicable law.

ARTICLE IV
Officers

SECTION 1. Principal OfficersGeneral. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary, and such other officers and assistant officers as the Board of Directors may deem necessary, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Controller, a Treasurer and one or more Vice Presidents. The officers of the Corporation shall have the respective responsibilities and duties indicated herein, if any, as well as any other responsibilities and duties designated to each such officer by the Board of Directors. Any two or more offices may be held by the same person. In addition, the Chief Executive Officer may appoint such other officers and agents as he may deem necessary for the efficient and successful conduct of the Corporation’s business.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election shallis not be held at such meeting such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer appointed by the Board of Directors may be removed by a majority vote of the whole Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but; provided that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by the Chief Executive Officer may be removed at any time by majority vote of the whole Board of Directors or by the Chief Executive Officer. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chairman of the Board. The Chairman of the Board of Directors, if there is one, shall be an executive officer of the Corporation and shall: (a) preside over all meetings of the Board of Directors at which he is present; (b) supervise the implementation of the policies adopted or approved by the Board of Directors; and (c) shall have and exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 6. Chief Executive Officer. Under the direction and subject to the control of the Board of Directors, the Chief Executive Officer, if there is one, shall: (a) be responsible for the general management of the affairs of the Corporation; (b) see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect; (c) perform all duties customarily performed by persons occupying the office of chief executive officer; (d) preside at all meetings of shareholders and, in the absence of or because of the inability to act of the Chairman of the Board (if there is one), perform all duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board; and (e) have and exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or any committee thereof. The Chief Executive Officer may sign, alone or with the Secretary or any other properly authorized officer of the Corporation, certificates for shares of the Corporation’s capital stock, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

SECTION 7. President. Under the direction and subject to the control of the Board of Directors and the Chief Executive Officer (if there is one), the President shall: (a) act in a general executive capacity; (b) assist the Board of Directors and the Chief Executive Officer in the administration and operation of the Corporation’s business and the general supervision of its policies and affairs; (c) in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer; (d) perform all duties customarily performed by persons occupying the office of president; and (e) have and exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or any committee thereof or the Chief Executive Officer (if there is one). The President may sign, alone or with the Secretary or any other properly authorized officer of the Corporation, certificates for shares of the Corporation’s capital stock, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

SECTION 8. Chief Operating Officer. Under the direction and subject to the control of the Board of Directors, the Chief Executive Officer (if there is one) and the President, the Chief Operating Officer, if there is one, shall: (a) have general charge and supervision of the day to day operations of the Corporation; (b) perform all duties customarily performed by persons occupying the office of chief operating officer; and (c) have and exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one) or the President.

SECTION 9. Chief Financial Officer. Under the direction and subject to the control of the Board of Directors, the Chief Executive Officer (if there is one) and the President, the Chief Financial Officer, if there is one, shall: (a) assist the Chief Executive Officer (if there is one) and the President in the performance of their respective duties; (b) perform all duties relating to the general management and operation (with specific attention to financial matters) of the Corporation customarily performed by persons occupying the office of chief financial officer; and (c) have and exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one) or the President. The Chief Financial Officer may, alone or with the Controller (if there if one) or the Treasurer when so authorized by the Board of Directors, sign and endorse checks, deposit slips and other monetary instruments for and on behalf of the Corporation as authorized by the Board of Directors.

SECTION 10. The Vice Presidents. In the absence of or because of the inability to act of the Chief Executive Officer (if there is one) and the President, the Vice President (or should there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election) shall, subject to the control of the Board of Directors, perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have and exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one), the President or the Chief Operating Officer (if there is one).

SECTION 11. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents as may be necessary or appropriate; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each such shareholder; (e) have general charge of the share transfer records of the Corporation; (f), perform all duties customarily performed by persons occupying the office of secretary; and (g) have and exercise such other powers and perform such other duties as may be designated to him from time to time by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one), the President or the Chief Operating Officer (if there is one).

SECTION 12. Controller. The Controller, if there is one, shall be the chief accounting officer of the Corporation. Under the direction and subject to the control of the Board of Directors, the Chief Executive Officer (if there is one) and the Chief Financial Officer (if there is one), the Controller shall: (a) maintain records of all assets, liabilities, and transactions of the Corporation; (b) be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Corporation, including, without limitation, reviewing and approving all vendor invoices and customer invoices, reviewing the financial information of the Corporation’s subsidiaries, and preparing the Corporation’s consolidated financial statements and other information; and (c) have and exercise such other powers and perform such other duties as may be designated to him from time to time by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one), the President or the Chief Financial Officer (if there is one). The Controller may, alone or with the Chief Financial Officer (if there is one) or the Treasurer when so authorized by the Board of Directors, sign and endorse checks, deposit slips and other monetary instruments for and on behalf of the Corporation as authorized by the Board of Directors.

SECTION 13. The Treasurer. Under the direction and subject to the control of the Board of Directors, the Chief Executive Officer (if there is one) and the Chief Financial Officer (if there is one), the Treasurer, if there is one, shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever; (b) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; (c) perform all duties customarily performed by persons occupying the office of treasurer; and (d) have and exercise such other powers and perform such other duties as may be designated to him from time to time by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one), the President or the Chief Financial Officer (if there is one). If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

SECTION 14. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation’s capital stock the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall have and exercise such other powers and perform such other duties as shall be assigned to them by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one), the President, the Chief Operating Officer (if there is one), or the Secretary.

SECTION 15. Assistant Treasurers. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers, in general, shall have and exercise such other powers and perform such other duties as shall be assigned to them by the Board of Directors or any committee thereof, the Chief Executive Officer (if there is one), the President, the Chief Financial Officer (if there is one), the Controller or the Treasurer.

SECTION 16. Salaries. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V
Certificates for Shares, Uncertificated Stock, Transfer and Replacement

SECTION 1. Certificates for Shares. CertificatesForm and Issuance of Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Texas law. Any certificates representing shares of the Corporation’s capital stock shall be in such form as shall be approved from time to time by the Board of Directors. Such certificatesEach certificate shall state on the front of the certificate that the Corporation is organized under the laws of the State of Texas, the holder’s name, the number and class of shares, and the designation of the series, if any, represented by the certificate. Any certificate subject to a restriction on the transfer or registration of the transfer of the ownership interests must state such restrictions on the certificate in accordance with the provisions of the TBOC. Certificates shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the Chief Executive Officer or the President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the share transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen or destroyed certified a new one may be issued therefor as provided in Section 3 of this Article V.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation’s capital stock shall be made only on the stock transfer books of the Corporation upon surrender for cancellation of the certificate for such shares, together with a request to transfer and such other documents and opinion as counsel to the Corporation may require. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, or indemnifies the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificates; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

ARTICLE VI
Fiscal Year

The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.

ARTICLE VII
Distributions

The Board of Directors may from time to time make distributions in the manner provided by law.

ARTICLE VIII
Seal

The Board of Directors shall adopt a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.

ARTICLE IX
Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Amended and Restated Bylaws, the Articles of Corporation or the TBCATBOC, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X
Procedure

Meetings of the shareholders and of the Board of Directors shall be conducted in accordance with the procedure as contained in Robert’s Rules of Order, to the extent applicable.

ARTICLE XI
Participation of Directors and Officers in Related Business

Unless otherwise provided by contract, officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those corporations will not create a breach of fiduciary duty to this Corporation in the absence of bad faith.

ARTICLE XII
Amendments

The Board of Directors shall have the power to alter, amend or repeal these Amended and Restated Bylaws or adopt new bylaws, subject to amendment, repeal or adoption of new bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal such bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice of waiver of notice of meeting.